UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2016

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Virginia Avenue, Suite 300 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 2, 2016 and November 8, 2016, Noble Roman’s, Inc. (the “Company”) issued convertible, subordinated, unsecured promissory notes (the “Notes”) in an aggregate principal amount of $950,000 and warrants (the “Warrants”) to purchase up to 950,000 shares of the Company’s common stock, no par value per share (the “Common Stock”). The Company issued Notes and the Warrants to each of the following investors: Paul W. Mobley, the Company’s Executive Chairman, Chief Financial Officer and a director of the Company; Herbst Capital Management, LLC, the principal of which is Marcel Herbst, a director of the Company; and Roger and Darla Weissenberg, Lawrence and Susan Stanton, Neal and Maria Stanton, James and Cornelia Sullivan, Robert H. Paul, Barry W. Blank, Donald Miles, Nolan and Pamela Schabacker and Cleveland Family Limited Partnership (together, the “Investors”). The Company may issue additional Notes and Warrants.

Interest on the Notes accrues at the annual rate of 10% and is payable quarterly in arrears. Principal of the Notes matures three years after issuance. Each holder of the Notes may convert them at any time into Common Stock of the Company at a conversion price of $0.50 per share (subject to anti-dilution adjustment). Subject to certain limitations, upon 30 days’ notice the Company may require the Notes to be converted into Common Stock if the daily average weighted trading price of the Common Stock equals or exceeds $2.00 per share for a period of 30 consecutive trading days. The Notes provide for customary events of default.

The Warrants expire three years from the date of issuance and provide for an exercise price of $1.00 per share of Common Stock (subject to anti-dilution adjustment). Subject to certain limitations, the Company may redeem the Warrants at a price of $0.001 per share of Common Stock subject to the Warrant upon 30 days’ notice if the daily average weighted trading price of the Common Stock equals or exceeds $1.50 per share for a period of 30 consecutive trading days.

In connection with the issuance of the Notes and Warrants, the Company granted the Investors certain registration rights with respect to the shares of Common Stock into which the Notes are convertible and for which the Warrants are exercisable.

Divine Capital Markets LLC served as the placement agent for the offering of the Notes and Warrants (the “Placement Agent”). Pursuant to its arrangement with the Placement Agent, the Company may issue additional Notes in an aggregate principal amount of $1,050,000 and additional Warrants to purchase up to 1,050,000 shares of the Common Stock. In consideration of the Placement Agent’s services, the Company will pay the Placement Agent a fee and expense allowance equal to 10% and 3%, respectively, of the gross proceeds of the offering. The Company also has agreed to issue to the Placement Agent a Warrant to purchase up to 10% of the aggregate shares of Common Stock represented by the Investors' Warrants at an exercise price of $1.20.

The Company intends to use the net proceeds of the Notes to fund the opening of a Noble Roman's Craft Pizza & Pub restaurant and general working capital needs.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company offered and issued the Notes and Warrants in reliance on Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended. The Notes and Warrants were issued in privately negotiated transactions and not pursuant to any public solicitation.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Dated: November 8, 2016	By:	/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and Chief Financial Officer

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